UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

MAC-GRAY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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Mac-Gray Corporation

SUPPLEMENT DATED DECEMBER 16, 2013 TO

PROXY STATEMENT

Explanatory Note

This proxy supplement is being filed to supplement and correct disclosure in the definitive proxy statement on Schedule 14A filed by Mac-Gray Corporation (“Mac-Gray”) with the U.S. Securities and Exchange Commission (the “SEC”) on December 4, 2013 (“Proxy Statement”).  The Proxy Statement relates to the special meeting of Mac-Gray stockholders to be held on January 8, 2014 at which Mac-Gray stockholders will be asked to consider and vote upon a proposal to adopt a merger agreement pursuant to which Mac-Gray would be acquired by Spin Holdco Inc., a wholly-owned subsidiary of CSC ServiceWorks, Inc. (“CSC”), and other related proposals.  By correcting these statements, Mac-Gray is not indicating that the Proxy Statement contained any material misstatements. No other changes are being made to the Proxy Statement.

The discussion contained in the second full paragraph on page 53 of the Proxy Statement with respect to Mac-Gray’s Projections is hereby amended and supplemented by replacing such paragraph with the following:

The Projections were prepared in June 2013 in the context of the business, economic, regulatory, market and financial conditions that existed at that time, and have not been updated to reflect revised prospects for our business, changes in general business, economic, regulatory, market and financial conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the projections were prepared, other than changes to the assumptions for number and approximate multiple at which machines are acquired in the Management Financial Projections with Acquisitions case to increase the number of machines acquired from 3,000 machines per year assumed in June 2013 to the 10,000 — 26,600 machines per year described above and in the Projections shown below. The Projections are not necessarily indicative of future performance, which may be significantly more favorable or less favorable than as set forth below. The Projections cover multiple years, and such information by its nature becomes less reliable with each successive year. They should not be utilized as public guidance and will not be provided in the ordinary course of our business in the future.

Additional Information About the Proposed Transaction and Where to Find It

Investors and security holders of Mac-Gray are urged to read the Proxy Statement, as such may be supplemented from time to time, and any other relevant materials when they become available, because the Proxy Statement contains, and such other materials will contain, important information about Mac-Gray, CSC and the proposed transaction. The Proxy Statement, and other relevant materials (when they become available), and any and all other documents filed by Mac-Gray with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Mac-Gray files with the SEC by directing a written request to Mac-Gray Corporation, 404 Wyman Street, Suite 400, Waltham, Massachusetts 02451, Attention: Secretary. Copies of Mac-Gray’s filings with the SEC may also be obtained at the “Investor Relations” section of Mac-Gray’s website at www.macgray.com and the Proxy Statement and other proxy materials can be found at www.macgray.com/proxy.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION.

Participants in the Solicitation

Mac-Gray and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Mac-Gray in connection with the proposed transaction. Information about those directors and executive officers of Mac-Gray, including their ownership of Mac-Gray securities, is set forth in the Proxy Statement. Investors and security holders may obtain additional information regarding the direct and indirect interests of Mac-Gray and its directors and executive officers in the proposed transaction by reading the proxy statement and other public filings referred to above.

Forward-Looking Statements

This supplement contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed transaction, the anticipated results of the transaction, the timing of the transaction, including the transition period, and Mac-Gray’s Projections.  Mac-Gray intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of Mac-Gray, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements. Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, Mac-Gray’s ability to renew long-term customer contracts, the proposed transaction, the ability to satisfy the closing conditions set forth in the merger agreement, including obtaining stockholder approval, the ability of the parties to consummate the proposed transaction and those risks set forth in Mac-Gray’s Annual Report on Form 10-K for the year ended December 31, 2012 under “Risk Factors” and in other reports subsequently filed with the SEC. Mac-Gray undertakes no obligation to update any forward-looking statements, which speak only as of the date of this document, except as expressly required by law. All forward-looking statements in this supplement are qualified in their entirety by this cautionary statement.